Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Colony Financial, Inc. for the registration of 2,175,000 shares of common stock and to the incorporation by reference therein of our reports dated March 7, 2011, with respect to the consolidated financial statements of Colony Financial, Inc., and the effectiveness of internal control over financial reporting of Colony Financial, Inc., the financial statements of ColFin WLH Funding, LLC and the financial statements of ColFin NW Funding, LLC, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, and our report dated December 20, 2010 with respect to the financial statements of ColFin FRB Investor, LLC included in the Current Report on Form 8-K filed on December 20, 2010, as amended on December 22, 2010 and as further amended on March 18, 2011 and May 4, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

August 23, 2011